Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Fourth Quarter and Full-Year 2018 Results

ROSEMEAD, Calif., February 28, 2019 - Edison International (NYSE: EIX) today reported fourth quarter 2018 net loss of $1.4 billion, or $4.39 loss per share, compared to net loss of $545 million, or $1.67 loss per share, in the fourth quarter 2017. As adjusted, fourth quarter 2018 core earnings were $305 million, or $0.94 per share, compared to core earnings of $357 million, or $1.10 per share, in the fourth quarter 2017.
Southern California Edison (SCE) is awaiting a proposed decision from the California Public Utilities Commission (CPUC) on its 2018 General Rate Case (GRC). Consequently, during the fourth quarter 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items, including the July 2017 cost of capital decision and the Tax Cuts and Jobs Act (Tax Reform). The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2018.

SCE's fourth quarter 2018 earnings decreased by $1.3 billion, or $4.05 per share, from the fourth quarter 2017, consisting of $44 million, or $0.14 per share, of lower core earnings and $1.3 billion, or $3.91 per share, of higher non-core losses. The reduction in core earnings was due to the impact of the July 2017 cost of capital decision on GRC revenue, higher operation and maintenance expenses related to vegetation management and higher net financing costs. The higher non-core losses for the fourth quarter 2018 were mainly related to the $1.8 billion, or $5.60 per share, after-tax charge recorded at SCE related to wildfire-related claims, net of recoveries, partially offset by the absence of the $448 million, or $1.38 per share, after-tax impairment and other charges related to the Revised San Onofre Settlement Agreement recorded in the fourth quarter 2017.

Edison International Parent and Other’s fourth quarter 2018 losses from continuing operations decreased by $401 million, or $1.23 per share, compared to fourth quarter 2017, consisting of $8 million, or $0.02 per share, of higher core losses and $409 million, or $1.25 per share, of lower non-core losses. The increase in core losses was primarily due to a $13 million, or $0.04 per share, after-tax goodwill impairment charge on the Edison Energy reporting unit, partially offset by income of $11 million, or $0.03 per share, related to a California tax audit settlement. The lower non-core losses for the fourth quarter 2018 were primarily related to the absence of a $433 million, or $1.33 per share, write-down from the re-measurement of deferred taxes as a result of Tax Reform recorded in 2017.

Additionally, Edison International recorded $34 million of income, or $0.10 per share, from discontinued operations in the fourth quarter 2018.

“Edison International’s performance in 2018 was negatively impacted by wildfires in our service territory and a charge for liabilities related to the Southern California wildfires and mudslides,” said Pedro Pizarro, president and chief executive officer of Edison International.  “Devastating wildfires have become a regular occurrence in California and mitigating this threat continues to be our top priority.  We are working closely with State, county and municipal leaders, as well as the business community, to develop responsible, regional and statewide solutions to address the ongoing wildfire risk.”

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Mr. Pizarro adds, “SCE has proposed multiple programs to enhance operational practices and increase grid hardening which we have already started implementing.  In addition, we continue to make substantial investments to support California’s climate change policies.  All of these illustrate California’s need for financially healthy utilities and therefore the need for sustainable wildfire risk management policies.”

Full-Year Earnings

For 2018, Edison International reported net loss of $423 million, or $1.30 loss per share, compared to net income of $565 million, or $1.73 per share, for 2017. As adjusted, Edison International’s core earnings were $1.4 billion, or $4.15 per share, compared to core earnings of $1.5 billion, or $4.50 per share, in 2017.

SCE is awaiting a proposed decision from the CPUC on its 2018 GRC. Consequently, during 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items, including the July 2017 cost of capital decision and Tax Reform.

SCE's 2018 earnings decreased by $1.3 billion, or $4.05 per share, from 2017, consisting of $53 million, or $0.16 per share, of lower core earnings and $1.3 billion, or $3.89 per share, of higher non-core losses. The reduction in core earnings was due to the impact of the July 2017 cost of capital decision on GRC revenue, higher operation and maintenance expenses related to wildfire insurance premiums and vegetation management, and higher net financing costs, partially offset by higher income tax benefits. The higher non-core losses for 2018 were mainly related to the $1.8 billion, or $5.60 per share, after-tax charge recorded in the fourth quarter at SCE related to wildfire-related claims, net of recoveries, partially offset by the absence of the $448 million, or $1.38 per share, after-tax impairment and other charges related to the Revised San Onofre Settlement Agreement recorded in the fourth quarter 2017.

Edison International Parent and Other’s 2018 losses from continuing operations decreased by $300 million, or $0.92 per share, compared to 2017, consisting of $62 million, or $0.19 per share, of higher core losses and $362 million, or $1.11 per share, of lower non-core losses. The increase in core losses was primarily due to higher income tax benefits recorded in 2017 compared to 2018 and the impact of Tax Reform on pre-tax losses in 2018, partially offset by the absence of SoCore Energy losses due to its sale in April 2018 and income of $11 million, or $0.03 per share, related to a California tax audit settlement. The lower non-core losses for the fourth quarter 2018 were primarily related to the absence of a $433 million, or $1.33 per share, write-down from the re-measurement of deferred taxes as a result of Tax Reform recorded in 2017.
Additionally, Edison International recorded $34 million of income, or $0.10 per share, from discontinued operations in 2018.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2019 Earnings Guidance

Edison International will provide 2019 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2018 GRC. This is consistent with the company's practice of not providing earnings guidance prior to a decision on its GRC. See the presentation accompanying the company’s conference call for further information.
Edison International and Southern California Edison Declare Dividends

Today, the Board of Directors of Edison International declared a quarterly common stock dividend of $0.6125 per share, payable on April 30, 2019, to shareholders of record on March 29, 2019. Additionally, the Board

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

of Directors of Southern California Edison Company today declared dividends on preference and preferred stock. For more information, please see the related press release at www.edisoninvestor.com.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the GS&RP application, the recoverability of wildfire-related and mudslide- related costs, and delays in regulatory actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade Edison International or SCE's credit ratings or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, February 28, 2019, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-458-4762 (US) and 1-203-369-1319 (Int’l) - Passcode: 9856
Telephone replay available through March 16, 2019
Webcast:     www.edisoninvestor.com

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended December 31,			Twelve months ended December 31,
	2018	2017	Change	2018	2017	Change
(Loss) earnings per share attributable to Edison International
Continuing operations
SCE	$(4.38)	$(0.33)	$(4.05)	$(0.95)	$3.10	$(4.05)
Edison International Parent and Other	(0.11)	(1.34)	1.23	(0.45)	(1.37)	0.92
Discontinued operations	0.10	—	0.10	0.10	—	0.10
Edison International	(4.39)	(1.67)	(2.72)	(1.30)	1.73	(3.03)
Less: Non-core items
SCE	(5.39)	(1.48)	(3.91)	(5.37)	(1.48)	(3.89)
Edison International Parent and Other	(0.04)	(1.29)	1.25	(0.18)	(1.29)	1.11
Discontinued operations	0.10	—	0.10	0.10	—	0.10
Total non-core items	(5.33)	(2.77)	(2.56)	(5.45)	(2.77)	(2.68)
Core earnings (losses)
SCE	1.01	1.15	(0.14)	4.42	4.58	(0.16)
Edison International Parent and Other	(0.07)	(0.05)	(0.02)	(0.27)	(0.08)	(0.19)
Edison International	$0.94	$1.10	$(0.16)	$4.15	$4.50	$(0.35)
Note: Diluted earnings were ($4.39) and ($1.66) per share for the three months ended December 31, 2018 and 2017 respectively, and ($1.30) and $1.72 per share for the twelve months ended December 31, 2018 and 2017, respectively.

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended December 31,			Twelve months ended December 31,
(in millions)	2018	2017	Change	2018	2017	Change
Net (loss) income attributable to Edison International
Continuing operations
SCE	$(1,429)	$(109)	$(1,320)	$(310)	$1,012	$(1,322)
Edison International Parent and Other	(35)	(436)	401	(147)	(447)	300
Discontinued operations	34	—	34	34	—	34
Edison International	(1,430)	(545)	(885)	(423)	565	(988)
Less: Non-core items
SCE[1,3,4]	(1,757)	(481)	(1,276)	(1,750)	(481)	(1,269)
Edison International Parent and Other[2,3]	(12)	(421)	409	(58)	(420)	362
Discontinued operations[3]	34	—	34	34	—	34
Total non-core items	(1,735)	(902)	(833)	(1,774)	(901)	(873)
Core earnings (losses)
SCE	328	372	(44)	1,440	1,493	(53)
Edison International Parent and Other	(23)	(15)	(8)	(89)	(27)	(62)
Edison International	$305	$357	$(52)	$1,351	$1,466	$(115)

[1]
Income in 2018 includes $2 million and $12 million ($9 million after-tax) related to the Revised San Onofre Settlement Agreement for the quarter and year-ended December 31, 2018, respectively. Charges in 2017 include $716 million ($448 million after-tax) related to the Revised San Onofre Settlement Agreement and $33 million tax expense from the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act recorded in 2017.

[2]
Edison International Parent and Other non-core losses in 2018 include $56 million ($46 million after-tax) primarily related to sale of SoCore Energy in April 2018. Losses in 2017 include tax expense of $433 million recorded in the fourth quarter of 2017 for the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act. Also includes income related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method of $20 million ($12 million after-tax) and $21 million ($13 million after-tax) for the quarter and year-end ended December 31, 2017.

[3]
Includes income tax expense of $12 million, an income tax benefit of $66 million and an income tax benefit of $34 million in 2018 for Edison International Parent and Other, SCE and discontinued operations, respectively, related to the settlement of the 1994 – 2006 California tax audits.

[4]	Includes charge of $2.5 billion ($1.8 billion after-tax) in 2018 for SCE's wildfire-related claims, net of recoveries.

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except per-share amounts)	2018	2017	2018	2017
Total operating revenue	$3,009	$3,220	$12,657	$12,320
Purchased power and fuel	1,062	1,131	5,406	4,873
Operation and maintenance	729	813	2,797	2,844
Wildfire-related claims, net of insurance recoveries	2,669	—	2,669	—
Depreciation and amortization	480	506	1,871	2,041
Property and other taxes	94	93	395	377
Impairment and other	18	716	78	738
Other operating income	(2)	(1)	(7)	(9)
Total operating expenses	5,050	3,258	13,209	10,864
Operating (loss) income	(2,041)	(38)	(552)	1,456
Interest expense	(196)	(166)	(734)	(639)
Other income and expenses	21	34	197	132
(Loss) income from continuing operations before income taxes	(2,216)	(170)	(1,089)	949
Income tax (benefit) expense	(782)	364	(739)	281
(Loss) income from continuing operations	(1,434)	(534)	(350)	668
Income from discontinued operations, net of tax	34	—	34	—
Net (loss) income	(1,400)	(534)	(316)	668
Preferred and preference stock dividend requirements of utility	30	30	121	124
Other noncontrolling interests	—	(19)	(14)	(21)
Net (loss) income attributable to Edison International common shareholders	$(1,430)	$(545)	$(423)	$565
Amounts attributable to Edison International common shareholders:
(Loss) income from continuing operations, net of tax	$(1,464)	$(545)	$(457)	$565
Income from discontinued operations, net of tax	34	—	34	—
Net (loss) income attributable to Edison International common shareholders	$(1,430)	$(545)	$(423)	$565
Basic (loss) earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$(4.49)	$(1.67)	$(1.40)	$1.73
Discontinued operations	0.10	—	0.10	—
Total	$(4.39)	$(1.67)	$(1.30)	$1.73
Diluted (loss) earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	326	328	326	328
Continuing operations	$(4.49)	$(1.66)	$(1.40)	$1.72
Discontinued operations	0.10	—	0.10	—
Total	$(4.39)	$(1.66)	$(1.30)	$1.72

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions)	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$144	$1,091
Receivables, less allowances of $52 and $54 for uncollectible accounts at respective dates	730	717
Accrued unbilled revenue	482	212
Inventory	282	242
Income tax receivables	191	224
Prepaid expenses	148	233
Derivative assets	171	105
Regulatory assets	1,133	703
Other current assets	78	202
Total current assets	3,359	3,729
Nuclear decommissioning trusts	4,120	4,440
Other investments	63	73
Total investments	4,183	4,513
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,566 and $9,355 at respective dates	41,269	38,708
Nonutility property, plant and equipment, less accumulated depreciation of $82 and $114 at respective dates	79	342
Total property, plant and equipment	41,348	39,050
Regulatory assets	5,380	4,914
Other long-term assets	2,445	374
Total long-term assets	7,825	5,288

Total assets	$56,715	$52,580

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts)	December 31, 2018	December 31, 2017
LIABILITIES AND EQUITY
Short-term debt	$720	$2,393
Current portion of long-term debt	79	481
Accounts payable	1,511	1,503
Accrued taxes	21	23
Customer deposits	299	281
Regulatory liabilities	1,532	1,121
Other current liabilities	1,233	1,266
Total current liabilities	5,395	7,068
Long-term debt	14,632	11,642
Deferred income taxes and credits	4,576	4,567
Pensions and benefits	869	943
Asset retirement obligations	3,031	2,908
Regulatory liabilities	8,329	8,614
Wildfire-related claims	4,669	—
Other deferred credits and other long-term liabilities	2,562	2,953
Total deferred credits and other liabilities	24,036	19,985
Total liabilities	44,063	38,695
Commitments and contingencies
Redeemable noncontrolling interest	—	19
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,545	2,526
Accumulated other comprehensive loss	(50)	(43)
Retained earnings	7,964	9,188
Total Edison International's common shareholders' equity	10,459	11,671
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Other noncontrolling interests	—	2
Total equity	12,652	13,866

Total liabilities and equity	$56,715	$52,580

Edison International Reports Fourth Quarter and Full-Year 2018 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2018	2017	2016
Cash flows from operating activities:
Net (loss) income	$(316)	$668	$1,425
Less: Income from discontinued operations	34	—	12
(Loss) income from continuing operations	(350)	668	1,413
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,940	2,115	2,098
Allowance for equity during construction	(104)	(87)	(74)
Impairment and other	78	738	—
Deferred income taxes and investment tax credits	(527)	498	190
Other	35	34	29
Nuclear decommissioning trusts	(109)	(197)	(179)
EME settlement payments, net of insurance proceeds	—	—	(209)
Changes in operating assets and liabilities:
Receivables	(39)	6	50
Inventory	(49)	(12)	8
Accounts payable	(31)	50	35
Tax receivables and payables	32	(250)	(6)
Other current assets and liabilities	(79)	7	220
Regulatory assets and liabilities, net	(92)	4	(292)
Wildfire-related insurance receivable	(2,000)	—	—
Wildfire-related claims	4,669	—	—
Other noncurrent assets and liabilities	(197)	23	(29)
Net cash provided by operating activities	3,177	3,597	3,254
Cash flows from financing activities:
Long-term debt issued or remarketed, net of (discount), premium and issuance costs of $(63), $(2), and $(7) for respective years	3,237	2,233	397
Long-term debt matured or repurchased	(654)	(1,285)	(220)
Preference stock issued, net	—	462	294
Preference stock redeemed	—	(475)	(125)
Short-term debt financing, net	(1,611)	1,084	611
Payments for stock-based compensation	(46)	(393)	(237)
Receipts from stock option exercises	26	215	135
Dividends and distribution to noncontrolling interests	(121)	(125)	(123)
Dividends paid	(788)	(707)	(626)
Other	39	(2)	(11)
Net cash provided by financing activities	82	1,007	95
Cash flows from investing activities:
Capital expenditures	(4,509)	(3,844)	(3,749)
Proceeds from sale of nuclear decommissioning trust investments	4,340	5,239	3,212
Purchases of nuclear decommissioning trust investments	(4,231)	(5,042)	(3,033)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	78	—	—
Other	83	61	167
Net cash used in investing activities	(4,239)	(3,586)	(3,403)
Net (decrease) increase in cash, cash equivalent and restricted cash	(980)	1,018	(54)
Cash, cash equivalents and restricted cash at beginning of year	1,132	114	168
Cash, cash equivalents and restricted cash at end of year	$152	$1,132	$114